UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2008

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
 (Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2008, V2K International, Inc. elected Douglas A. Miller to serve as a director, filling a vacancy creating by Ed Williams resigning in order to head an advisory board to be formed by V2K and to spearhead V2K’s special projects.  Prior to his election to the board, Mr. Miller did not engage in any transactions with V2K, other than as an investor.

Douglas A. Miller, C.P.A. graduated from the University of Colorado at Denver with a degree in Accounting in 1974.  After working several years in private industry as an accountant and controller in the areas of manufacturing and real estate, he joined the firm of Swanson, Miller, and Associates, PC of Lakewood, Colorado, and has been a partner there since 1981.  He practices in the areas of tax return preparation, tax planning and compliance, estate planning, advisory services for business and individual owners, litigation support, retirement plan administration and financial statement review and analysis.  Mr. Miller is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  It is expected that Mr. Miller will chair V2K’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
January 21, 2008	By: /s/ Samuel Smith Samuel Smith, Vice President